Exhibit 10.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re:	:	Chapter 11
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Aegerion Pharmaceuticals, Inc., et al.,(1)	:	Case No. 19-11632 (MG)
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Debtors.	:	(Jointly Administered)
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INTERIM ORDER (I) AUTHORIZING THE DEBTORS TO CONTINUE OPERATING

UNDER THE TERMS OF THE SHARED SERVICES AGREEMENTS,

AS AMENDED, AND (II) GRANTING RELATED RELIEF

Upon the motion (the “Motion”)(2) of the debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors”) for entry of an interim order (the “Interim order”), pursuant to section 365(a) of title 11 of the United States Code (the “Bankruptcy Code”), Rule 6006 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and Rule 6006-1 of the Local Bankruptcy Rules for the Southern District of New York (the “Local Bankruptcy Rules”): (a) authorizing the Debtors to assume (i) that certain Master Service Agreement, dated as of December 1, 2016, but effective as of November 29, 2016 (as amended, modified or supplemented from time to time), between Debtor Aegerion Pharmaceuticals, Inc. (“Aegerion”) and Novelion Therapeutics, Inc. (“Novelion”), Aegerion’s non-Debtor parent, and (ii) that certain Master Service Agreement, dated as of December 1, 2016, but effective as of November 29, 2016 (as amended, modified or supplemented from time to time) (collectively, the “Shared Services Agreements”), between Aegerion and Novelion Services USA, Inc. (“NSU”), a non-Debtor subsidiary of Novelion, in each case, as amended by that certain Amendment to

(1)                                 The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal taxpayer identification number are Aegerion Pharmaceuticals, Inc. (0116), and Aegerion Pharmaceuticals Holdings, Inc. (1331). The Debtors’ executive headquarters are located at 245 First Street, Riverview II, 18th Floor, Cambridge, MA 02142.

(2)                                 Capitalized terms used but not defined herein shall have the meaning given to such terms in the Motion.

Shared Services Agreements (the “SSA Amendment” and together with the Shared Services Agreements, the “Agreements”), dated as of May 20, 2019, between Aegerion, Novelion and NSU; and (b) granting related relief; and due and sufficient notice of the Motion having been given; and it appearing that no other or further notice need be provided; and it appearing that the relief requested by this Motion is necessary and is in the best interests of the Debtors, their estates, their creditors, and other parties in interest; and it appearing that the relief requested is beneficial to the continued operation of the Debtors’ businesses and the preservation of the value of their assets; and after due deliberation and sufficient cause appearing therefor, it is hereby

ORDERED, that:

1.                                      The Motion is granted on an interim basis to the extent set forth herein.

2.                                      Aegerion is authorized to continue to operate under the terms of the Shared Services Agreements, as amended by the SSA Amendment, on a postpetition basis in the ordinary course of business; provided that nothing in this Interim Order shall be deemed to authorize the assumption of the Shared Services Agreements, the SSA Amendment or any terms thereof, or to ratify any prepetition payments made by Aegerion thereunder.

3.                                      Notwithstanding anything to the contrary herein, Aegerion shall not make any payments to Novelion on account of any Key Employee Incentive Plan unless authorized to do so pursuant to a separate order of this Court.

4.                                      The Agreements are solely for the benefit of the parties thereto and no other person or entity shall be a third party beneficiary thereof. No entity shall have any right to seek or enforce specific performance of the Agreements, other than the parties thereto.

5.                                      The Official Committee of Unsecured Creditors (the “Committee”) shall have the right to object to the Motion and the assumption of the Shared Services Agreements, as amended, on a final basis, and the Committee reserves all rights with respect to the Shared Services Agreements, the SSA Amendment, and any payments made or claims arising thereunder; provided, however, that any objection by the Committee shall be filed by the date that is no later than the Committee Challenge Deadline (as defined in the Final DIP Order)(3), as may be extended in accordance therewith. The Debtors shall seek authorization to assume the Shared Services Agreements, as amended, on a final basis, at a hearing to be held no earlier than seven (7) days following the Committee Challenge Deadline or such other date as agreed by the Committee, provided that the Debtors may seek assumption of the Shared Services Agreements, as amended, on a final basis through any chapter 11 plan.

6.                                      Notice of the Motion as provided therein shall be deemed good and sufficient notice and the requirements of the Bankruptcy Rules and the Local Bankruptcy Rules are satisfied by such notice.

7.                                      The terms and conditions of this Interim Order shall be immediately effective and enforceable upon its entry.

8.                                      Notwithstanding anything to the contrary in this Interim Order, any payment made, or authorization contained, hereunder shall be subject to the requirements imposed on the Debtors, and the rights of the Committee and any other party-in-interest under the Final DIP Order, including paragraph 5 thereof.

(3)                                 Final Order (I) Authorizing Postpetition Financing; (II) Granting Liens, Security Interests and Superpriority Status; (III) Authorizing Use of Cash Collateral; (IV) Affording Adequate Protection; (V) Scheduling A Final Hearing; (VI) Modifying the Automatic Stay; and (VII) Granting Related Relief.

9.                                      This Court shall retain jurisdiction to hear and determine all matters related to this Interim Order and the implementation hereof.

IT IS SO ORDERED.

Dated:	June 27, 2019
New York, New York
/s/ Martin Glenn
MARTIN GLENN
United States Bankruptcy Judge